EXHIBIT 21.1
PRIME GROUP REALTY TRUST
SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2009
The following represents the Prime Group Realty Trust’s (the “Company”) and Prime Group Realty, L.P.’s (the “Operating Partnership”) operating subsidiaries (the Company and the Operating Partnership have a majority interest or control, except in the case of 77 West Wacker Drive, L.L.C. and Dearborn Center, L.L.C. the ownership of which are further described in the footnotes below) and related properties as of December 31, 2009:

Entity	Property
77 West Wacker Limited Partnership (3), (4)	Sole member of 330 N. Wabash Avenue Mezzanine, L.L.C. and 99.5% owner of Brush Hill Office Center, L.L.C.
180 N. LaSalle Holdings, L.L.C. (1), (3)	Sole member of 180 N. LaSalle II, L.L.C.
180 N. LaSalle II, L.L.C. (1), (3)	180 N. LaSalle
280 Shuman Blvd., L.L.C. (1), (3)	280 Shuman Blvd. (Atrium)
330 N. Wabash Avenue, L.L.C. (1), (3)	330 N. Wabash Avenue
330 N. Wabash Mezzanine, L.L.C. (1), (3)	Sole member of 330 N. Wabash Avenue, L.L.C.
330 Redevelopment LLC (1)	Performs certain work at 330 N. Wabash Avenue
800 Jorie Blvd., L.L.C. (1), (3)	Former owner of 800-810 Jorie Blvd.
800 Jorie Blvd. Mezzanine, L.L.C. (1), (3)	Former member owning 49.0% of 800 Jorie Blvd., L.L.C. (50.5% is owned by Prime Group Realty, L.P.)
1051 N. Kirk Road, L.L.C. (1), (3)	Former owner of 1051 N. Kirk Road
1600 167th Street, L.L.C. (1), (3)	Former owner of 1600-1700 167th Street (Narco River Business Center)
2305 Enterprise Drive, L.L.C. (1), (3)	2305 Enterprise Drive
4343 Commerce Court, L.L.C. (1), (3)	4343 Commerce Court (The Olympian Office Center)
7100 Madison, L.L.C. (1)	7100 Madison Avenue
Brush Hill Office Center, L.L.C. (1), (3)	Brush Hill Office Center
Continental Towers, L.L.C.	Owner of Tower I, Tower III and the Commercium at 1701 Golf Road
Continental Towers Associates II, LLC	Sole member of Continental Towers Associates III, LLC
Continental Towers Associates III, LLC	Owner of Tower II at 1701 Golf Road
CTA General Partner, LLC	Sole member of Continental Towers, L.L.C.
CTA Member, Inc.	Sole member of CTA General Partner, LLC
Dearborn Center, L.L.C. (1), (5)	Former owner of Citadel Center
LaSalle-Adams, L.L.C. (1), (3)	Former owner of 208 South LaSalle Street
PGR Finance II, Inc. (6)	Former member owning 1% of LaSalle-Adams, L.L.C.
PGR Finance IV, Inc. (6)	Former member owning 0.1% of 1600 167th Street., L.L.C.
PGR Finance VIII, Inc. (6)	Limited Partner owning 0.5% of 77 West Wacker Limited Partnership

Entity	Property
PGR Finance XIV, Inc. (6)	Member owning 0.1% in both 1051 N. Kirk Road, L.L.C. and 4343 Commerce Court, L.L.C.
PGR Finance XV, L.L.C. (1), (3)	Member owning 0.5% of Brush Hill Office Center, L.L.C.
PGR Finance XVII, Inc. (6)	Former member owning 0.5% of 800 Jorie Blvd., L.L.C.
PGR Finance XXI, L.L.C. (1)	Member owning 0.1% of 2305 Enterprise Drive, L.L.C.
PGR Finance XXII, Inc. (6)	Member owning 1% of 180 N. LaSalle Holdings, L.L.C.
PGRLP77 Manager LLC (1)	Former manager of 77 W. Wacker Drive
PGRLP131 Manager LLC (1)	Manager of Citadel Center, 131 S. Dearborn St.
PGRS 1407 BWAY LLC (1)	Asset and Development Manager of 1407 Broadway Avenue, New York, NY
PGRT Equity LLC (1)
Owner of (i) junior loans encumbering Continental Towers, (ii) 50% common interest in 77 West Wacker Drive, L.L.C., (iii) 280 Shuman Blvd., L.L.C., (iv) 800 Jorie Blvd. Mezzanine, L.L.C., and (v) Prime Group Management, L.L.C.

PGRT Equity II LLC (1)	Member owning 99.0% of 180 N. LaSalle Holdings, L.L.C.
PGRT ESH, Inc. (6)	Former owner of interest in BHAC Capital IV, LLC
PGT Construction Co. (6)	Subsidiary of Services Company for construction work
Phoenix Office, L.L.C. (1)	Owner of 23.1% interest in Plumcor/Thistle, L.L.C., owner of a building in Thistle Landing in Phoenix, Arizona
Prime Group Management, L.L.C. (1), (3)	Manager of Continental Towers
Prime Group Realty Services, Inc. (7)	The Services Company, owner of 100% of PGT Construction Co., PRS Corporate Real Estate Services, Inc., Prime Services Holdings, Inc. and 99.9% of 77 Fitness Center, L.P.
Prime Rolling Meadows, L.L.C. (1)	Property adjacent to Continental Towers

PGRT Realty Services, Inc. (6)	Brokerage subsidiary of Services Company, formerly known as PRS Corporate Real Estate Services, Inc.

(1)	Delaware Limited liability Company

(2)
PGRT Equity LLC, a subsidiary of the Operating Partnership, owns a 50% common interest, PGRLP 77 Manager LLC, a subsidiary of the Operating Partnership, manages the property and a third party owns the remaining 50% common interest.

(3)	We own both direct and indirect ownership interest in these entities through wholly owned subsidiaries listed above.

(4)	Illinois Limited Partnership.

(5)
PGRT Equity LLC, a subsidiary of the Operating Partnership owns a 30% subordinated common interest, the Operating Partnership manages the property and a third party owns the remaining 70% common interest.

(6)	Delaware Corporation.

(7)	Maryland Corporation.